UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

Adamas Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 750 Emeryville, CA	94,608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2017, Adamas Pharmaceuticals, Inc., through a newly formed wholly-owned subsidiary, Adamas Pharma, LLC (collectively the “Company”), entered into a $100 million royalty-backed note arrangement (the “Arrangement”) with HealthCare Royalty Partners III, L.P. (“HCR”) pursuant to a Loan Agreement, a Contribution and Servicing Agreement and promissory notes and other customary related documents with respect to a secured loan transaction. The Arrangement provides for an initial loan of $35 million at closing and the potential to borrow an additional $65 million upon U.S. Food and Drug Administration (FDA) approval and receipt of Orphan Drug exclusivity of ADS-5102 (amantadine) extended-release capsules for the treatment of levodopa-induced dyskinesia in people with Parkinson’s disease if achieved prior to a specified date. The Company will pay quarterly fixed interest at an annual rate of 11.0% on outstanding principal amounts, and interest and principal will be payable from the proceeds of a 12.5% royalty on U.S. net sales of ADS-5102 and up to $15 million of the Company’s annual royalties from Allergan on U.S. net sales of Namzaric® starting in May 2020. Beginning in January 2021, the $15 million in annual Company royalties from Allergan is payable at the rate of $3.75 million per quarter. The HCR notes mature in December 2026, if not earlier prepaid. Adamas plans to use the proceeds from the royalty-backed note agreement for general corporate purposes, including to launch and commercialize ADS-5102 for the treatment of levodopa-induced dyskinesia in people with Parkinson’s disease in the United States. A New Drug Application (NDA) for ADS-5102 for the treatment of levodopa-induced dyskinesia in people with Parkinson’s disease is under review by the FDA with a Prescription Drug User Fee Act (PDUFA) date of August 24, 2017.

Prior to the interest payment date following the ninth full calendar quarter after the funding of the earlier of the $65 million additional loan and October 31, 2018, the principal of the loans will not be subject to amortization and to the extent such royalties are insufficient to pay interest in full, any unpaid portion of the quarterly interest payment will be added to the principal amount of the loans.  The royalty rate on net sales of ADS-5102 will drop to 6.25% after the principal amount of the note has been fully repaid, and may increase up to 22.5% of U.S. net sales and other consideration received outside of the U.S. if total interest and principal payments have not reached minimum specified levels.  Under the Arrangement, the Company may terminate its payment obligations by prepayment of 200% of the outstanding principal balance.

In connection with the Arrangement, the Company assigned the intellectual property rights, existing agreements with respect to the manufacture and distribution of ADS-5102 and the License Agreement between the Company and Forest Laboratories Holdings Limited dated as of November 12, 2012 to Adamas Pharma, LLC and pledged the ownership interests of the subsidiary to HCR as security for the Arrangement.  The Arrangement further provides for assignment into Adamas Pharma, LLC of future intellectual property, licenses, assets and agreements with respect to the manufacture, development, supply, distribution, sale and commercialization of ADS-5102.  The Arrangement contains customary events of default permitting HCR to accelerate and require mandatory prepayment of outstanding principal and interest, including: failure to timely pay principal and interest when due and payable; failure to perform specified covenants with respect to maintenance of the collateral and prohibitions on liens with respect to the collateral; limitations on payments of dividends, additional loans, acquisition or merger transactions not in accordance with the Arrangement; and other limitations on actions and activities that might have a material adverse effect on the Arrangement.

The above description of the Arrangement is a summary of the material terms of the Loan Agreement and the Contribution and Servicing Agreement and related documents, does not purport to be complete and is qualified in its entirety by reference to the respective exhibits which will be filed as exhibits to the Adamas Pharmaceuticals, Inc. Quarterly Report on Form 10-Q for the quarter ending June 30, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

Entry into Sales Agreement

On May 11, 2017, Adamas Pharmaceuticals, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”) pursuant to which the Company may sell from time to time, at its option, shares of the Company’s common stock having an aggregate offering price of up to $50 million, through Cowen, as sales agent (the “ATM Offering”). Pursuant to the Sales Agreement, sales of the common stock, if any, will be made under the Company’s previously filed and currently effective Registration Statement on Form S-3 (File No. 333-214409), at market prices by any method that is deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, as amended (the “Securities Act”), including sales made directly on the NASDAQ Global Market and any other trading market for the common stock.

Subject to the terms and conditions of the Sales Agreement, Cowen will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Global Market to sell on the Company’s behalf all of the shares of common stock requested to be sold by the Company. Cowen will offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by the Company and Cowen. The Company will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. The Company may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or Cowen may suspend the offering of common stock being made through Cowen under the Sales Agreement upon proper notice to the other party.

The compensation payable to Cowen as sales agent shall be up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. In addition, the Company has agreed in the Sales Agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The total expenses of the offering payable by the Company, excluding commissions payable to Cowen under the Sales Agreement, will be approximately $280,000.

The Company is not obligated to make any sales of shares of common stock under the Sales Agreement. The offering of common stock pursuant to the Sales Agreement will terminate upon (a) the sale of all of the shares of common stock subject to the Sales Agreement or (b) the termination of the Sales Agreement in accordance with its terms.

The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

The legal opinion of Cooley LLP relating to the shares of common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common stock discussed herein, nor shall there be any offer, solicitation, or sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.                                        Financial Statements and Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated May 11, 2017, between Adamas Pharmaceuticals, Inc. and Cowen and Company, LLC.
5.1	Legal Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 11, 2017

Adamas Pharmaceuticals, Inc.

By:	/s/ Gregory T. Went
Chief Executive Officer and Chairman of the Board

Exhibit Index

Exhibit No.	Description

1.1	Sales Agreement, dated May 11, 2017, between Adamas Pharmaceuticals, Inc. and Cowen and Company, LLC.
5.1	Legal Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)